UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2019

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, MN 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

Item 5.02.	Departure Of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FY 2020 Base Salaries and Employment Agreement Amendment

On December 3, 2019, the Board of Directors of Clearfield, Inc. (the “Company”) approved a 9% increase in the annual base salaries of the Company’s current executive officers (the “Executives”) for fiscal year 2020 to the following amounts: Cheryl Beranek, Chief Executive Officer, $351,326; John Hill, Chief Operating Officer, $351,326; and Daniel Herzog, Chief Financial Officer, $218,210. The base salaries of the Executives had been unchanged since November 2016 and the increases were recommended by the Compensation Committee of the Board of Directors of the Company.

Also on December 3, 2019, the Company and Daniel Herzog entered into an Amendment No. 1 (the “Amendment”) to Mr. Herzog’s Employment Agreement dated November 16, 2017 (the “Employment Agreement”). The Amendment was approved by the Compensation Committee and the Board of Directors of the Company. The Amendment increases the amounts payable to Mr. Herzog upon certain terminations of his employment prior to a Change in Control (as defined in the Employment Agreement), upon a Change in Control, and upon certain terminations of his employment following a Change in Control to two times Mr. Herzog’s then effective base salary. The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

FY 2020 Cash Bonus Program

On December 3, 2019, the Board of Directors of the Company adopted the fiscal year 2020 cash bonus program (the “Program”) for company employees, including the Executives. The Program and the Executives’ participation in the Program was recommended by the Company’s Compensation Committee. The Compensation Committee retains the discretion to modify the terms of the Program and to grant cash bonuses or other compensation to the Executives and other employees outside the Program.

Under the Program, the Compensation Committee determined four performance goals relating to the Company’s revenue for fiscal year 2020. The Compensation Committee also determined the cash bonus that each Executive could earn as a percentage of her or his base salary for achievement of the four performance goals. The following table shows the cash bonus as a percentage of base salary that may be earned by each of the Executives under the Program upon the Company’s achievement of each of the four performance goals for fiscal year 2020 revenue.

Executive Officer and Title	Bonus Opportunity As a Percentage of Base Salary
	Level 1 Revenue Achieved	Level 2 Revenue Achieved	Level 3 Revenue Achieved	Level 4 Revenue Achieved
Cheryl Beranek Chief Executive Officer	60%	80%	100%	150%
John Hill Chief Operating Officer	60%	80%	100%	150%
Daniel Herzog Chief Financial Officer	20%	50%	75%	100%

Under the Program, achievement of the revenue performance goal at less than the first level results in no cash bonus under the Program. Between the levels of fiscal year 2020 revenue achievement, the Executive’s bonus opportunity will be prorated. If the Company’s actual performance exceeds the fourth level of fiscal year 2020 revenue achievement, any bonus in excess of the maximum percentage of base salary stated above will be at the discretion of the Compensation Committee and the Board of Directors.

The Compensation Committee will determine fiscal year 2020 revenue achievement following the end of fiscal year 2020 and will then calculate the cash bonus amount earned under the Program by those Executives who continue to be employed as of the end of the fiscal year.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

10.1	Amendment No. 1 to Employment Agreement dated December 3, 2019 by and between Daniel Herzog and Clearfield, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By:	/s/ Cheryl Beranek
Dated: December 6, 2019		Cheryl Beranek, Chief Executive Officer